                                                                      Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Post-Effective Amendment Number 1 to the Registration Statement (Form S-8 No. 033-56661) pertaining to the Northshore Mining Company and Silver Bay Power Company Retirement Savings Plan of our report dated June 25, 2004, with respect to the financial statements and schedule of the Northshore Mining Company and Silver Bay Power Company Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

                                             /s/ ERNST & YOUNG LLP

Cleveland, Ohio
June 25, 2004

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